UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 4, 2004

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

This Amendment No. 2 to the Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on May 17, 2004, is being filed in order to provide the financial statements of NOMOS Corporation, a Delaware corporation (“NOMOS”) as follows:

ITEM 7.                          Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired:

Unaudited Condensed Consolidated Balance Sheet as of March 31, 2004

Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2003 and 2004

Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2003 and 2004

Notes to the Unaudited Condensed Consolidated Financial Statements

(b) Pro Forma Financial Information

Pro Forma Financial Data

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of January 31, 2004

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the year ended October 31, 2003

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the three months ended January 31, 2004

Notes to the Pro Forma Condensed Combined Consolidated Financial Statements

(c)   Exhibits:

2.1                                               Agreement and Plan of Merger, dated as of October 26, 2003, by and among North American Scientific, Inc. (“NASI”) and NOMOS, AM Capital I, Inc. and NOMOS, incorporated by reference to Exhibit 2 of NASI’s current Report on Form 8-K filed on October 27, 2003.

2.2                                               First Amendment to Agreement and Plan of merger, dated as of November 25, 2003, by and among NASI, Am Capital I, Inc. and NOMOS, incorporated herein by reference to Exhibit 2.2 of NASI’s Registration Statement on Form S-4 (File No. 3333-110766).

2.3                                               Second Amendment to Agreement and Plan of Merger, dated as March 2, 2004, by and among NASI, AM Capital I, Inc. and NOMOS, incorporated herein by reference to Exhibit 2 of NASI’s Current Report on Form 8-K filed on March 5, 2004.

NOMOS Corporation

Unaudited Condensed Consolidated Balance Sheet

March 31, 2004

Assets
Current Assets
Cash and cash equivalents	$2,866,000
Accounts receivable	5,922,000
Inventories	5,031,000
Prepaid expenses and other current assets	527,000
Total current assets	14,346,000

Property and equipment	1,425,000
Non-current receivables	225,000
Related party receivable	301,000
Other assets	86,000
Total assets	$16,383,000

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$2,925,000
Accrued expenses	2,156,000
Advance billings	945,000
Unearned service revenue	4,882,000
Total current liabilities	10,908,000

Unearned service revenue	1,106,000
Total liabilities	12,014,000

Redeemable convertible series C preferred stock	10,229,000

Stockholders’ Deficit
Series A convertible preferred stock; $0.0001 par value; 1,000,000 shares authorized; 374,748 shares issued and outstanding as of March 31, 2004.	—
Series B convertible preferred stock; $0.0001 par value; 4,000,000 shares authorized; 1,861,909 shares issued and outstanding as of March 31, 2004.	—
Common stock; $0.0001 par value; 25,000,000 shares authorized; 3,708,375 shares issued and outstanding as of March 31, 2004.	—
Deferred stock based compensation	(353,000)
Foreign translation adjustment	(25,000)
Additional paid-in capital	75,466,000
Accumulated deficit	(80,605,000)
Treasury Stock – 75,599 common shares	(343,000)
Total stockholders’ deficit	(5,860,000)
Total liabilities and stockholders’ deficit	$16,383,000

See condensed notes to the consolidated financial statements.

NOMOS Corporation

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2003	2004

Revenues	$7,988,000	$6,197,000

Cost of revenues	3,599,000	3,337,000
Gross Profit	4,389,000	2,860,000

Selling expenses	1,889,000	1,684,000
General and administrative	958,000	818,000
Research and development	1,248,000	1,480,000
Stock-based compensation	72,000	—
Income (loss) from operations	222,000	(1,122,000)

Interest and other income	1,258,000	25,000
Net income (loss)	1,480,000	(1,097,000)

Preferred dividend	482,000	527,000
Net income (loss) applicable to common stock	$998,000	$(1,624,000)

Basic and diluted income (loss) per share	$0.28	$(0.45)
Weighted average number of common shares outstanding	3,570,130	3,632,776

See condensed notes to the consolidated financial statements.

NOMOS Corporation

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2003	2004

Cash flows from operating activities:
Net income (loss)	$1,480,000	$(1,097,000)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	145,000	175,000
Stock-based compensation	72,000	—
Changes in assets and liabilities:
Accounts receivable	(386,000)	832,000
Inventories	(21,000)	(920,000)
Prepaid and other current assets	142,000	(132,000)
Accounts payable	(471,000)	91,000
Accrued expenses	301,000	(125,000)
Advance billings	(38,000)	65,000
Unearned service revenue	257,000	914,000
Net cash provided by (used in) operating activities	1,481,000	(197,000)

Cash flows from investing activities:
Capital expenditures	(1,048,000)	(76,000)
Net cash used in investing activities	(1,048,000)	(76,000)

Cash flow from financing activities:
Proceeds from issuing stock	90,000	—
Net cash provided by finance activities	90,000	—
Net increase (decrease) in cash and cash equivalents	523,000	(273,000)

Cash and cash equivalents at beginning of period	3,272,000	3,139,000
Cash and cash equivalents at end of period	$3,795,000	$2,866,000

Supplemental disclosure of noncash transactions:
Preferred dividends and related accretion	$482,000	$527,000

See condensed notes to the consolidated financial statements.

NOMOS Corporation

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 - Summary of Significant Accounting Policies

Principles of Consolidation

Significant intercompany transactions and balances have been eliminated in the consolidation of the accounts of the companies.

Revenue Recognition

Revenues and related cost of sales for hardware products are generally recognized upon shipment (title transfer), which in some cases precedes customer acceptance, as the performance of installation obligations is essentially perfunctory and there is a demonstrated history of customer acceptance following shipment. Additionally, hardware revenues are recognized only if persuasive evidence of an agreement exists, the fee is fixed and determinable and collection of the amount due from the customer is deemed probable and all significant vendor obligations are satisfied. The Company’s hardware products are generally subject to installation and warranty, and the Company provides for the estimated future costs of installation, repair, replacement or customer accommodation in cost of sales when sales are recognized. The Company records the estimated warranty obligation based on historical experience of costs incurred.

Revenues and related cost of sales for software products are generally recognized at the time of customer acceptance, which normally is at installation. Additionally, software revenues are recognized only if persuasive evidence of an agreement exists, the fee is fixed and determinable and collection of the amount due from the customer is deemed probable and all significant vendor obligations are satisfied. In sales contracts that have multi-element arrangements, the Company allocates the sales contract using the residual method. The total fair value of the undelivered elements as indicated by vendor-specific objective evidence (price charged when the undelivered element is sold individually) is deferred and the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements.

Services revenues are derived mainly from maintenance contracts and are recognized on a straight-line basis over the term of the contract. Payments for maintenance revenues are normally received in advance and are nonrefundable.

Advance Billings and Unearned Services Revenue

Revenue payments received from customers in advance of shipments for hardware products and acceptance for software products are recorded as advance billings. The unamortized portion of maintenance revenue is recorded as unearned services revenue.

Cash and Cash Equivalents

Short-term investments include highly liquid investments, principally certificates of deposit and United States Government-backed securities and interest-bearing deposits with original maturities of less than ninety (90) days.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate fair value due to their short maturities.

Property and Equipment

All equipment, furniture and fixtures are recorded at cost. For financial reporting purposes, depreciation is computed principally using the straight-line method over the estimated useful life of the asset (generally three to five years) and by accelerated methods for income tax reporting purposes. Expenditures for maintenance and repairs are charged to expense as incurred.

Software Development Costs

During 2001, 2002 and 2003, the Company did not capitalize software development costs. Historically, management has defined technological feasibility for software at the point where Food and Drug Administration (FDA) approval has been received and beta testing is completed. As such, there have been insignificant amounts of software costs incurred subsequent to technological feasibility for capitalization.

Research and Development Costs

Research and development costs are charged to expense when incurred.

Net Loss Per Share

Net loss per common share is computed based upon the weighted average number of common shares outstanding. Dilutive securities include options, warrants and convertible preferred stock. The dilutive effect of stock options, warrants and preferred stock has been excluded from the determination of “basic” earnings per share and are only included in “diluted” earnings per share if their effects are not antidilutive.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Note 2 - Accounts Receivable

Accounts receivable consist of the following:

Billed receivables	$5,299,000
Unbilled receivables	847,000
Total receivables	6,146,000
Allowance for doubtful accounts	(224,000)
Net receivables	$5,922,000

Unbilled receivables represent recorded revenue that is billable by the Company at future dates based on contractual payment terms and is anticipated to be billed and collected within the 12 months following the balance sheet date.

The Company’s current sales terms typically provide for customer payment of 30% on order placement, 60% on shipment and 10% on customer acceptance, which by the terms of the Company’s sales agreements generally occurs within 30 days after installation.

Note 3 – Inventories

Inventories are valued at the lower of first-in, first-out (FIFO) cost or market and consist of the following:

Raw materials	$4,593,000
Work-in-process	189,000
Finished goods	249,000
$5,031,000

NOMOS assembles components manufactured by qualified subcontractors. Included in raw materials are components for both future product shipments and replacement or repair parts. NOMOS typically assembles products to meet customer demands and as a result maintains relatively small amounts of work-in-process or finished goods inventory.

Note 4 - Net Loss Per Share

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended March 31,
	2003	2004

Numerator:
Net loss	$(1,480,000)	$(1,097,000)
Less preferred dividend	(482,000)	(527,000)
Numerator for basic and diluted earnings per share—net loss applicable to common stock	998,000	(1,624,000)
Denominator:
Denominator for basic and diluted earnings per share—weighted average shares	3,570,130	3,632,776
Net loss per share—basic and diluted	$0.28	$(0.45)

NOMOS Corporation

Pro Forma Financial Data

The following unaudited pro forma condensed consolidated financial statements of the combined company give effect to the merger of North American Scientific, Inc. (“NASI”) and NOMOS Corporation (“NOMOS”) in a transaction which was accounted for as a purchase with NASI treated as the acquiror. The unaudited pro forma condensed combined consolidated balance sheet as of January 31, 2004 combines the historical consolidated balance sheets of NASI as of January 31, 2004 and NOMOS as of December 31, 2003, giving effect to the merger as if it occurred on January 31, 2004. The unaudited pro forma condensed combined consolidated statements of operations for the fiscal year ended October 31, 2003 combine the historical consolidated statements of operations of NASI and NOMOS for the fiscal year ended October 31, 2003 and for the 12 months ended September 30, 2003, respectively, giving effect to the merger as if it occurred on November 1, 2002, reflecting only pro forma adjustments expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined consolidated statements of operations for the three months ended January 31, 2004 combine the historical consolidated statements of operations of NASI and NOMOS for the three months ended January 31, 2004 and for the three months ended December 31, 2003, respectively, giving effect to the merger as if it occurred on November 1, 2002, reflecting only pro forma adjustments expected to have a continuing impact on the combined results. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information. The NOMOS statement of operations data for the 12 months ended September 30, 2003 were the result of combining the results of operations data for the three months ended December 31, 2002 and the nine months ended September 30, 2003. The NOMOS results of operations for the three months ended December 31, 2002 was derived by taking the audited results of operations of NOMOS for the year ended December 31, 2002 less the unaudited results of operations data of NOMOS for the nine months ended September 30, 2002. The NOMOS statement of operations for the three months ended December 31, 2003 was derived by taking the audited results of operations of NOMOS for the year ended December 31, 2003 less the unaudited results of operations of NOMOS for the nine months ended September 30, 2003.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined consolidated financial statements, was allocated to the net tangible and intangible assets of NOMOS acquired in connection with the merger based on their fair values as of May 4, 2004. A preliminary valuation was conducted in order to assist management of NASI in determining the fair values of a significant portion of these assets. This preliminary valuation was considered in management’s estimate of the fair values reflected in these unaudited pro forma condensed combined consolidated financial statements. A final determination of these fair values will include management’s consideration of a final valuation. This final valuation will be based on the actual net tangible and intangible assets of NOMOS that existed as of May 4, 2004.

Further, the unaudited condensed combined consolidated financial statements do not include any adjustments for liabilities resulting from integration planning, as management is in the process of making these assessments and estimates of such costs are not currently known.

These unaudited pro forma condensed combined consolidated financial statements were prepared based on preliminary estimates of fair values. Amounts allocated to intangible assets may increase significantly, which could result in a material increase in amortization of intangible assets. Therefore, the actual amounts recorded as of May 4, 2004 may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. The impact of ongoing integration activities and other changes in NOMOS’ net tangible and intangible assets which occured prior to the completion of the merger, as well as the receipt of the final valuation, could cause material differences in the information presented.

The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of NASI that would have been reported had the merger been consummated as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition for the merged entity.

NOMOS Corporation

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
as of January 31, 2004

	Historical
	NASI as of January 31,2004	NOMOS as of December 31,2003	Pro Forma Adjustments		Pro Forma Combined
			(Note 3)
ASSETS
Current assets
Cash and cash equivalents	$2,674,000	$3,139,000	$—		$5,813,000
Marketable securities	26,821,000	—	(12,000,000	)(A)	14,821,000
Accounts receivable, net	2,073,000	6,730,000	—		8,803,000
Inventories	774,000	4,111,000	199,000	(B)	5,084,000
Prepaid and other current assets	1,178,000	399,000	—		1,577,000
Total current assets	33,520,000	14,379,000	(11,801,000)		36,098,000

Non-current marketable securities	15,490,000	—	—		15,490,000
Equipment and leasehold improvements	3,020,000	1,525,000	—		4,545,000
Non-current receivables	—	546,000	(297,000	)(C)	249,000
Intangibles, net	857,000	—	27,500,000	(D)	28,357,000
Goodwill	3,866,000	—	17,295,000	(E)	21,161,000
Other assets	1,756,000	85,000	(1,700,000	)(F)	141,000
Total assets	$58,509,000	$16,535,000	$30,997,000		$106,041,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,036,000	$2,834,000	$—		$3,870,000
Accrued expenses	4,850,000	2,281,000	1,300,000	(F)	8,823,000
			192,000	(G)
			200,000	(H)
Advance billings	—	880,000	—		880,000
Unearned revenue	—	3,828,000	—		3,828,000
Total current liabilities	5,886,000	9,823,000	1,692,000		17,401,000
Unearned revenue—long term	—	1,246,000	—		1,246,000
Total liabilities	5,886,000	11,069,000	1,692,000		18,647,000
Redeemable series C preferred stock		9,702,000	(9,702,000	)(I)	—
Stockholders’ equity
Series A convertible preferred stock	—	—	—		—
Series B convertible preferred stock	—	—	—		—
Common stock	103,000	—	53,000	(J)	156,000
Deferred stock-based compensation	—	(353,000)	353,000	(J)	—
Accumulated other comprehensive loss	—	(25,000)	25,000	(J)	—
Paid-in capital	75,150,000	75,993,000	(33,475,000	)(J)	117,668,000
Accumulated deficit	(22,501,000)	(79,508,000)	79,508,000	(J)	(30,301,000)
			(7,800,000	)(J)
Treasury stock	(129,000)	(343,000)	343,000	(J)	(129,000)
Total stockholders’ equity	52,623,000	(4,236,000)	39,007,000		87,394,000
Total liabilities and stockholders’ equity	$58,509,000	$16,535,000	$30,997,000		$106,041,000

See the Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

NOMOS Corporation

Unaudited Pro Forma Condensed Combined Financial Statement of Operations
Fiscal Year Ended October 31, 2003

	Historical
	NASI Year Ended October 31, 2003	NOMOS 12 Months Ended September 30, 2003	Pro Forma Adjustments		Pro Forma Combined
			(Note 3)

Net sales	$14,683,000	$31,027,000	$—		$45,710,000

Cost of revenue	6,944,000	14,734,000	—		21,678,000
Gross profit	7,739,000	16,293,000	—		24,032,000

Operating expenses:
Selling, general and administrative	11,266,000	12,702,000	100,000	(K)	24,068,000
Research and development	7,351,000	4,831,000	1,567,000	(K)	13,749,000
Total operating expenses	18,617,000	17,533,000	1,667,000		37,817,000
Loss from operations	(10,878,000)	(1,240,000)	(1,667,000)		(13,785,000)
Interest and other income, net	1,749,000	1,795,000	(156,000	)(L)	3,388,000
Income (loss) before provision for income taxes	(9,129,000)	555,000	(1,823,000)		(10,397,000)
Provision for income taxes	—	—	—		—
Income (loss) before cumulative effect of change in accounting principle	$(9,129,000)	$555,000	$(1,823,000)		$(10,397,000)
Basic and diluted loss per share	$(0.89)				$(0.67)
Shares used in basic and diluted per share calculation	10,258,000		5,268,000	(M)	15,525,000

See the Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

NOMOS Corporation

Unaudited Pro Forma Condensed Combined Financial Statement of Operations
Three Months Ended January 31, 2004

	Historical
	NASI Three Months Ended January 31, 2004	NOMOS Three Months Ended December 31, 2003	Pro Forma Adjustments		Pro Forma Combined
			(Note 3)

Net sales	3,363,000	6,240,000	—		9,603,000

Cost of revenue	1,905,000	3,470,000	—		5,375,000
Gross profit	1,458,000	2,770,000	—		4,228,000

Operating expenses:
Selling, general and administrative	4,155,000	4,275,000	25,000	(K)	8,455,000
Research and development	1,444,000	1,281,000	392,000	(K)	3,117,000
Total operating expenses	5,599,000	5,556,000	417,000		11,572,000
Loss from operations	(4,141,000)	(2,786,000)	(417,000)		(7,344,000)
Interest and other income, net	211,000	31,000	(39,000	)(L)	203,000
Loss before provision for income taxes	(3,930,000)	(2,755,000)	(456,000)		(7,141,000)
Provision for income taxes	—	—	—		—
Loss before cumulative effect of change in accounting principle	$(3,930,000)	$(2,755,000)	$(456,000)		$(7,141,000)
Basic and diluted loss per share	$(0.38)				$(0.46)
Shares used in basic and diluted per share calculation	10,283,000		5,268,000	(M)	15,550,000

See the Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Description of Transaction and Basis of Pro Forma Presentation

On October 26, 2003, NASI and NOMOS signed an Agreement and Plan of Merger under which NOMOS merged with and into a wholly owned subsidiary of NASI in a transaction which was accounted for as a purchase by NASI under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of NOMOS were recorded as of the acquisition date at their fair values and added to those of NASI. The reported financial condition and results of operations of NASI reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of NOMOS. The transaction qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. As a result of the merger, NOMOS stockholders received 0.891 shares of NASI common stock for each share of NOMOS common stock they held, approximately 1.212 shares of NASI common stock for each share of NOMOS series A preferred stock they held, 0.603 shares of NASI common stock and $2.15 per share in cash for each share of NOMOS series B preferred stock they held and 0.340 shares of NASI common stock and $5.99 per share in cash for each share of NOMOS series C preferred stock they held, plus in each case cash in lieu of fractional shares. Based on the terms described above and the number of shares currently outstanding, NASI planned to issue up to 5,268,097 shares of common stock and approximately $12.0 million in cash to NOMOS stockholders. In addition, each outstanding stock option exercisable for NOMOS common stock was converted into an option to purchase common stock of NASI as of May 4, 2004. The number of shares of NASI common stock underlying each new option equaled the number of shares of NOMOS common stock for which the NOMOS stock option was exercisable prior to the merger, multiplied by 0.891. The per share exercise price of each new NASI option equaled the per share exercise price of the corresponding NOMOS stock option divided by 0.891 rounded up to the nearest whole cent. In addition, on May 4, 2004, all outstanding unvested NOMOS stock options held by current NOMOS directors and employees immediately vested. Each outstanding warrant to purchase shares of NOMOS common stock by virtue of the merger was assumed by NASI. Each warrant assumed by NASI under the merger agreement continued to have, and be subject to, the same terms and conditions of the original warrant, except that each warrant was exercisable for an applicable number of shares of NASI common stock equal to the number (rounding down any fractional shares) of shares of NOMOS common stock acquirable upon the exercise of the warrant multiplied by 0.891. The per share exercise price for the shares of NASI common stock issuable upon exercise of each assumed warrant equaled the quotient determined by dividing the exercise price per share of NOMOS common stock at which such warrant was exercisable immediately prior to the merger by 0.891, rounded up to the nearest whole cent.

Note 2 - Purchase Price

A preliminary estimate of the purchase price of NOMOS in the merger was as follows:

Value of NASI common stock issued	$37,978,000
Assumption of NOMOS stock options and warrants(1)	4,593,000
Cash consideration	12,000,000
Estimated direct transaction costs incurred by NASI	3,000,000
Acquisition-related liabilities	392,000
Total estimated purchase price	$57,963,000

(1)All unvested stock options held by current NOMOS directors and employees immediately vested upon the consummation of the merger.

The fair value of the NASI shares used in determining the purchase price was $7.21 per share based on the average of the closing price of NASI common stock for the period two days before through two days after the October 27, 2003 merger agreement announcement date. The stock options and warrants were valued using a Black-Scholes valuation model with the following assumptions: risk-free interest rate of 4.5%, volatility factor of 60%, expected term of 1.5 years for stock options, contractual term of 0.5 years for warrants and no dividend yield.

The preliminary estimated purchase price was allocated to the acquired tangible and intangible assets and liabilities based on their estimated fair values as follows:

Cash	$3,139,000
Accounts receivable	6,730,000
Inventories	4,310,000
Equipment and leasehold improvements	1,525,000
In-process research and development	7,800,000
Acquired identifiable intangible assets	27,500,000
Goodwill	17,295,000
Other current and long term assets	733,000
Assumed liabilities	(11,069,000)
Total	$57,963,000

The allocation of the purchase price was preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development, and other identifiable intangibles and the fair values of liabilities assumed as of May 4, 2004. The excess of the purchase price over the amount by which the fair value of the assets acquired exceeds the fair value of the liabilities assumed was allocated to goodwill. The purchase price allocation will remain preliminary until NASI completes a third-party valuation of significant identifiable intangible assets acquired (including in-process research and development) and determines the fair values of other assets acquired and liabilities assumed. The final determination of the purchase price allocation is expected to be completed as soon as practicable. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

The amount allocated to acquired identifiable intangible assets was attributed to the following categories:

	Amount	Useful Lives (in years)
Purchased technology	$18,800,000	12
Existing customer relationships	1,000,000	10
Trademark	7,700,000	Indefinite
Total	$27,500,000

The estimated fair value attributed to developed and core technology acquired in the merger, which relates to NOMOS’ existing FDA-cleared products, was determined based on a discounted forecast of the estimated net future cash flows to be generated from the technology. The estimated fair value attributed to core technology acquired in the merger will be amortized over 12 years, which is the estimated period over which cash flows are expected to be generated from the technology.

The amount allocated to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of May 4, 2004, did not have reached technological feasibility had no alternative future use. Only those research projects that had advanced to a stage of development where management believed reasonable net future cash flow forecasts could be prepared and a reasonable likelihood of technical success existed were included in the estimated fair value. The estimated fair value of the in-process research and development acquired in the merger was determined based on applying a 20% discount rate to the forecast of the estimated net future cash flows for each project, adjusted for the estimated probability of technical success for each research project. In-process research and development was expensed immediately following consummation of the merger. Ongoing in-process research and development projects are generally focused on developing enhancements and adding features and functionality that allow existing products to more effectively and efficiently treat cancers found in disease sites, such as liver and breast, for which our products, due to certain design limitations, have traditionally not been used. Strategically, this should enable the combined company to expand the market for its products rather than to simply maintain the existing revenue base. Significant investment in research and development has been, and will continue to be, necessary to enhance existing products, develop new products and to allow the combined company to generate new product sales to further penetrate and expand geographic markets for its products.

The value assigned to purchased in-process technology comprises the following projects: BAT with optical tracking, which is expected to be released in fiscal 2004 ($6.4 million), development of a significantly enhanced treatment planning system which is expected to be released in fiscal 2005 ($0.6 million), and a treatment planning product, which is expected to be an incorporation of the enhanced technology with Monte Carlo based simulation capabilities which is expected to be released in fiscal 2006 ($0.5 million), and other smaller projects ($0.3 million). Each product development has a risk of failure or delay in introduction that could result in diminished overall cash flows should the product not be introduced to the market as currently anticipated. Continued product innovation and timely release of in-process R&D projects, once integrated and redefined as necessary, are believed to be fundamental to the success of the combined company. The amounts allocated to in-process research and development, other intangible assets and the step-up in inventories for financial reporting purposes will not result in future income tax deductions since the acquisition was expected to be a nontaxable transaction. The deferred tax liabilities related to such temporary differences were offset by deferred tax assets (primarily net operating loss carryforwards subject to change in ownership provisions of Internal Revenue Service Code Section 382) in the purchase price allocation. NASI provided a full valuation allowance against the remaining net deferred tax assets since realization cannot be sufficiently assured. NASI will file consolidated and combined federal and state income tax returns with NOMOS as a result of the merger. Accordingly, no provision or benefit for income taxes were recognized in the accompanying pro forma results of operations.

Of the total estimated purchase price, approximately $17.3 million was allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. Goodwill is not deductible for tax purposes.

In accordance with the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill resulting from business combinations will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Note 3 - Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(A)  To record the estimated cash consideration paid to NOMOS stockholders in the merger.

(B)  To record the estimated step-up of NOMOS’ inventory from book value to fair value. The fair value step-up of inventory resulted in a $199,000 decrease in gross margin as the inventory was sold following consummation of the merger. This impact was not reflected in the pro forma condensed combined consolidated statements of operations because it did not have a significant continuing impact on the business.

(C)  To record forgiveness of debt associated with the note receivable of $297,000 from John A. Friede, chairman of the board of directors of NOMOS, immediately prior to the consummation of the merger.

(D)  To record the estimated fair values of acquired identifiable intangible assets arising from the merger.

(E)  To reflect the preliminary estimate of the fair value of goodwill.

(F)  To reflect $3.0 million of estimated direct NASI transaction costs such as financial advisor, legal and accounting fees of which $1.7 million is included in NASI other assets as of January 31, 2004 and to accrue the remaining $1.3 million; transaction costs such as financial advisor, legal and accounting fees estimated to be $2.0 million incurred by NOMOS will be expensed as incurred.

(G)  To accrue for severance of $192,000 due John A. Friede for his employment termination as a result of the merger.

(H)  To record $200,000 payment to NOMOS series C preferred stockholders in connection with the standstill agreement.

(I)   To eliminate NOMOS’ historical convertible series C preferred stock and dividends on the preferred stock to reflect the treatment of such stock as a result of the merger.

(J) Adjustments to stockholders’ equity:

As of January 31, 2004
To record the estimated value of NASI common stock, warrants and stock options to be issued in the merger(1)	$42,571,000

To record the preliminary estimate of the fair value of in-process research and development(2)	(7,800,000)

To eliminate NOMOS’ historical stockholders’ equity components, net	4,236,000

$39,007,000

(1)Represents NASI common stock having aggregate par value of $53,000 and additional paid-in-capital of $42,518,000.

(2)Because this expense was directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed combined consolidated statements of operations. The in-process research and development was recorded as an expense by NASI immediately following consummation of the merger.

(K)  To reflect the amortization of acquired identifiable intangible assets.

(L)  To eliminate the estimated interest income on cash balances assuming the distribution of the cash consideration at the time of the merger.

(M)  To reflect the issuance of NASI shares in the merger. The issuance of NASI stock options in exchange for NOMOS stock options was excluded as such options were anti-dilutive.

Note 4 - Forward-Looking Statements

The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. These forward-looking statements are based largely on management’s expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. Neither NASI nor NOMOS undertake any obligation to update publicly or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: July 19, 2004	By:		/s/ L. MICHAEL CUTRER
		Name:	L. Michael Cutrer
		Title:	President and Chief Executive Officer
(Principal Executive Officer)